Exhibit 2.1

Execution Version

THIRD AMENDMENT TO THE TRANSACTION AGREEMENT

This THIRD AMENDMENT TO THE TRANSACTION AGREEMENT (this “Amendment”), dated as of May 11, 2023, is entered into by and among GSR II Meteora Acquisition Corp, a Delaware corporation (“PubCo”), GSR II Meteora Sponsor LLC, a Delaware limited liability company (“Sponsor”, and together with PubCo, “GSR Entities”), BT Assets, Inc., a Delaware corporation (“BT Assets”), and Lux Vending, LLC, a Georgia limited liability company and a wholly owned subsidiary of BT Assets (“BT OpCo”, and together with BT Assets, “BT Entities”). Each of PubCo, Sponsor, BT Assets and BT OpCo are referred to herein as a “Party” and collectively as the “Parties.” Capitalized terms used, but not defined herein shall have meanings ascribed to such terms in the Transaction Agreement (as defined below).

WHEREAS, each of the Parties has entered into that certain Transaction Agreement, dated as of August 24, 2022 (the “Agreement Date”), by and among the Parties (as amended, restated, supplemented or otherwise modified from time to time, the “Transaction Agreement”);

WHEREAS, each of the Parties desires to amend the Transaction Agreement in accordance with the terms of the Transaction Agreement and this Amendment; and

WHEREAS, pursuant to Section 11.11 (Amendments) of the Transaction Agreement, the Transaction Agreement may be amended or modified only by a duly authorized agreement in writing executed in the same manner as the Transaction Agreement and which makes reference to the Transaction Agreement.

NOW, THEREFORE, in consideration of premises, and of the representations, warranties, covenants and agreements contained herein, the value, receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Amendment to Agreement End Date. Section 10.1(f)(ii) of the Transaction Agreement is hereby amended by deleting the date “May 15, 2023” and inserting in its place “the date that is the later of (i) July 15, 2023 and (ii) forty-five (45) days following the date the Proxy Statement containing the 2023 Q1 Financial Statements has been filed with the SEC.”

2. Representations and Warranties. Each of the Parties represents and warrants to the other Parties that such Party is duly organized and validly existing and in good standing under the Laws of the state of its organization, that it has all necessary power and authority to enter into and perform the obligations of this Amendment, and that there are no consents or approvals required to be obtained by such party for such party to enter into and perform its obligations under this Amendment that have not been obtained.

3. Effect of Amendment. This Amendment shall be deemed incorporated into, and form a part of, the Transaction Agreement and have the same legal validity and effect as the Transaction Agreement. Except as expressly and specifically amended hereby, all terms and provisions of the Transaction Agreement are and shall remain in full force and effect, and all references to the Transaction Agreement in this Amendment and in any ancillary agreements or documents delivered in connection with the Transaction Agreement shall hereafter refer to the Transaction Agreement as amended by this Amendment, and as it may hereafter be further amended or restated. Each reference in the Transaction Agreement to “this Agreement,” “herein,”

“hereof,” “hereunder” or words of similar import shall hereafter be deemed to refer to the Transaction Agreement as amended hereby (except that references in the Transaction Agreement to the “Execution Date”, “date hereof” or “date of this Agreement” or words or phrases of similar import shall continue to mean the Agreement Date).

4. Additional Provisions. The provisions contained in Sections 6.6 (Confidentiality), 11.3 (Notices), 11.4 (Assignment), 11.5 (Rights of Third Parties), 11.7 (Governing Law), 11.8 (Headings; Counterparts), 11.10 (Entire Agreement), 11.11 (Amendments), 11.13 (Severability), 11.14 (Jurisdiction; Waiver of Jury Trial), 11.15 (Enforcement), 11.16 (Non-Recourse) and 11.18 (Conflicts and Privilege) of the Transaction Agreement are hereby incorporated by reference into this Amendment, mutatis mutandis, and made a part of this Amendment as if set forth fully herein.

(Signature pages follow)

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed and delivered as of the date first written above.

GSR II METEORA ACQUISITION CORP

By:	/s/ Gus Garcia
Name: Gus Garcia
Title: Co-Chief Executive Officer

GSR II METEORA SPONSOR LLC

By:	/s/ Gus Garcia
Name: Gus Garcia
Title: Co-Chief Executive Officer

[Signature Page to Third Amendment to the Transaction Agreement]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed and delivered as of the date first written above.

LUX VENDING, LLC

By:	/s/ Brandon Mintz
Name: Brandon Mintz
Title: Chief Executive Officer

BT ASSETS, INC.

By:	/s/ Brandon Mintz
Name: Brandon Mintz
Title: Chief Executive Officer

[Signature Page to Third Amendment to the Transaction Agreement]